May 12, 1998

Blonder Tongue Laboratories, Inc.
One Jake Brown Road
Old Bridge, NJ 08857

Attention: James A. Luksch, Chairman, President
           and Chief Executive Officer

           Re:      Registration Statement on Form S-8

Dear Mr. Luksch:

           We have acted as counsel to and for Blonder Tongue Laboratories, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, 575,000 shares (the "Shares") of the Company's common stock, $.001 par value per share (the "Common Stock"). The Shares are issuable upon the exercise of certain options (the "Options") granted or to be granted under the Company's 1995 Long Term Incentive Plan, as amended (the "1995 Plan") and the Company's Amended and Restated 1996 Director Option Plan (the "Director Plan," and together with the 1995 Plan, the "Plans").

           In our capacity as counsel, we have been requested to render the opinions set forth in this letter and, in connection therewith, we have reviewed the following documents: (i) the Registration Statement, (ii) the Plans, (iii) Restated Certificate of Incorporation of the Company, certified as true and correct by the Secretary of the Company, (iv) Bylaws of the Company, certified as true and correct by the Secretary of the Company, (v) certain minutes of meetings or unanimous consents of the Board of Directors and stockholders of the


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Blonder Tongue Laboratories, Inc.
May 12, 1998
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Company, and (vi) the form of option agreement executed or to be executed by the
Company and each optionee (the "Option Agreement").

           In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

           The law covered by the opinion expressed herein is limited to (a) the Federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and (b) the Delaware General Corporation Law, as amended.

           This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

           Based upon, and subject to, the foregoing, we are of the opinion that the Shares covered by Options outstanding as of the date hereof, when issued upon proper exercise of the Options and payment of the exercise price, all in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable. The additional Shares covered by the Plans, when issued upon proper exercise of Options to be granted by the Compensation Committee of the Board of Directors or the Board of Directors and upon payment of the exercise price, all in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

           We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption "Named Experts and Counsel" in the Registration Statement and to any reference to our firm in the Registration Statement as legal counsel who have passed upon the legality of the securities offered thereby.

                                           Very truly yours,

                                           STRADLEY, RONON, STEVENS & YOUNG, LLP

                                           By: \s\ Gary P. Scharmett
                                               ----------------------------
                                               Gary P. Scharmett, A Partner